Exhibit 99.1

P R E S S A N N O U N C E M E N T

FOR IMMEDIATE RELEASE

Investor Relations / Media Contact:
Tom Barth
Progress Software Corporation
(781) 280-4135
tobarth@progress.com

PROGRESS SOFTWARE ANNOUNCES CEO TO DEPART
IN DECEMBER 2012

Phil Pead Appointed Executive Chairman

Company and Board Remain Focused on Continued Execution of Strategic Plan

BEDFORD, MA, October 8, 2012 – Progress Software Corporation (NASDAQ: PRGS) today announced that Jay Bhatt plans to step down as President and Chief Executive Officer and as a Director to pursue another leadership opportunity. Mr. Bhatt will continue in his roles at the Company until December 7, 2012. The Progress Board of Directors has initiated a search process and retained an executive search firm to identify a new President and CEO, and Mr. Bhatt will assist the Board in its search process to ensure a smooth transition. Phil Pead, Non-Executive Chairman of the Board of Directors, has been appointed Executive Chairman of the Board, effective immediately.

“The Board believes that Progress is on the right path and is committed to continuing to execute on the Company’s strategic plan to increase growth, profitability and shareholder value,” said Phil Pead, Executive Chairman of the Board of Directors. “Progress has actively implemented cost reduction initiatives and has substantially completed the reduction of our budgeted 2012 expense run rate by approximately $55 million gross value, with the net reduction of $40 million after reinvesting $15 million back into the Core segment. In addition, we continue to make progress on our plan to divest 10 non-core product lines, which we expect to complete on schedule. Progress is improving its core business and has a strong and experienced management team, as well as an outstanding group of talented and dedicated employees in place, to help drive the Company’s strategy forward.”

“The Board will conduct a comprehensive search to identify the best candidate to serve as Progress’ next CEO.” Mr. Pead continued. “Effective immediately, I will take a very active operational role in the company as Executive Chairman, alongside Jay. I am looking forward to working closely with the senior management team, which remains committed to executing our strategic plan. On behalf of the Board, I thank Jay for his many contributions to developing the Company’s strategic plan.”

“I am pleased with the strides we have made in executing our strategic plan,” said Jay Bhatt.  “Progress today is solidly positioned for its next phase of growth and development and I am fully committed to driving the execution of the Company’s strategy through the end of the fiscal year. My decision to leave Progress to pursue another opportunity as the CEO of a privately held corporation in another segment of the software industry represents the fulfillment of a lifelong passion of mine and has nothing to do with my strong belief in the Company’s ability to continue accomplishing its strategic priorities.”

In light of the CEO transition, the Company may experience some slippage in revenue growth in the fiscal fourth quarter of 2012 and therefore is not re-affirming the guidance previously issued for the fiscal fourth quarter of constant currency revenue growth of -2% to 1%. The Company, however, anticipates it will achieve a core segment operating margin for the fiscal fourth quarter of 2012 of at least 25%. The Company maintains a strong cash flow position principally due to the high maintenance renewal rates in its core business.

Progress and the Board remain committed to returning capital of at least $350 million to shareholders over time and the Company is actively considering alternatives to complete this initiative by the end of 2013. Progress noted that in light of recent events, however, it will be unable to complete its anticipated $150 million in share repurchases by the end of fiscal 2012. The Board has authorized the Company to commence repurchases of stock as expeditiously as possible.

Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.  Forward-looking statements in this press release include, but are not limited to, statements regarding Progress’s strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; future revenue growth, operating margin, expense run rate and other cost savings; Progress’s cash flow position and maintenance renewal rates; and other statements regarding the future operation, direction and success of Progress’s business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:  (1) disruption caused by the CEO transition on Progress’s business, implementation of its strategic plan and operating results; (2) Progress’s ability to realize the expected benefits and cost savings from its strategic plan; (3) market acceptance of Progress’s strategic plan and product development initiatives; (4) disruption caused by the implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (5) Progress’s ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) market conditions, timing constraints and other factors that could impact Progress’s ability to complete the proposed share repurchases in fiscal 2013 or at all; (7) the accuracy of Progress’s methodology for allocating non-dedicated costs and expenses (including general and administrative expenses) to its core and non-core segments; (8) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (9) Progress’s ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (10) the continuing weakness in the U.S. and international economies, which could result in fewer sales of Progress’s products and/or delays in the implementation of Progress’s strategic plan and may otherwise harm Progress’s business; (11) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (12) the receipt and shipment of new orders and changes in maintenance renewal rates; (13) Progress’s ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (14) the timely release of enhancements to Progress’s products and customer acceptance of new products; (15) the positioning of Progress’s products in its existing and new markets; (16) variations in the demand for professional services and technical support; (17) Progress’s ability to penetrate international markets and manage its international operations; and (18) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress’s business, please refer to Progress’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Reports on Form 10-Q. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.